EXHIBIT 99.2

AUDITOR GENERAL OF CANADA	VÉRIFICATEUR GÉNÉRAL DU CANADA
AUDITOR’S CONSENT
I have read Export Development Canada’s Form 18-K dated April 30, 2010 filed pursuant to the Securities Exchange Act of 1934. I have complied with Canadian generally accepted standards for an auditor’s involvement with offering documents.
I consent to the use of my report dated February 12, 2010 to the Minister of International Trade on Export Development Canada’s financial statements for the fiscal year ended December 31, 2009 included in Export Development Canada’s annual report attached to the above mentioned Form 18-K, and to its incorporation by reference into Export Development Canada’s Registration Statement on Schedule B under the Securities Act of 1933 filed on December 21, 2007 and Export Development Canada’s Registration Statement on Schedule B under the Securities Act of 1933 filed on October 16, 2009, as amended by Amendment No. 1 thereto filed on December 17, 2009.

/s/ Clyde M. MacLellan Clyde M. MacLellan, CA
Assistant Auditor General for the Auditor General of Canada
Ottawa, Canada
April 30, 2010